UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2004

MARLIN BUSINESS SERVICES CORP.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	000-50448	38-3686388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Gaither Drive, Suite 170
Mount Laurel, NJ		08054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 479-9111

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On May 25, 2004, Daniel P. Dyer, Chief Executive Officer of Marlin Business Services Corp. (NASDAQ: MRLN), adopted a pre-arranged stock trading plan to sell a portion of his company stock over time as part of his individual long-term strategy for asset diversification and liquidity. The transactions under the trading plan will represent the first sale of company stock by Mr. Dyer since Marlin was founded in 1997.

The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934. Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material non-public information. Using their plans, company insiders can gradually diversify their investment portfolios over time while avoiding concerns that they had material non-public information when they sold their stock.

Under his Rule 10b5-1 Plan, Mr. Dyer may sell up to 86,736 shares on a pro-rata basis over a period of approximately twelve months (commencing in June 2004). The shares being sold by Mr. Dyer under the plan represent approximately 18% of the MRLN shares he beneficially owns as of May 25, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: May 26, 2004	By:	/s/ Daniel P. Dyer

Name: Daniel P. Dyer
Title: Chief Executive Officer